Exhibit 4.8
AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
THIS AMENDMENT NO. 1 (this “Amendment”) TO THE SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of March 26, 2010, is made and entered into by and among VIA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and each of the parties listed on Exhibit A hereto, as such Exhibit A may be amended from time to time (collectively, the “Stockholders”). For the purposes of this Agreement, the term “Company” shall be deemed to include and refer to any successor in interest to the Company, whether by means of statutory conversion, merger, consolidation, recapitalization, reorganization or otherwise.
RECITALS
WHEREAS, certain of the Stockholders are parties to the Second Amended and Restated Registration Rights Agreement, dated as of March 12, 2009 (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights under the Securities Act with respect to shares of Common Stock held by such Stockholders;
WHEREAS, the Company and certain Stockholders party hereto are entering into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) and Promissory Notes (the “Promissory Notes”), each dated the date hereof, and as an inducement and partial consideration for such Stockholders entering into such Purchase Agreement and Promissory Notes, the Company is issuing to such Stockholders Warrants to Purchase Common Stock of VIA Pharmaceuticals, Inc. (collectively, the “2010 Warrants”), dated as of the date hereof, pursuant to which the Company is granting to such Stockholders the right to purchase from the Company an aggregate of 17,647,059 shares of Common Stock on the terms and conditions set forth in the 2010 Warrants;
WHEREAS, in accordance with the terms of the Purchase Agreement and the 2010 Warrants, the Company desires to amend the Registration Rights Agreement to provide certain registration rights to the Stockholders party to the 2010 Warrants with respect to the shares of Common Stock underlying the 2010 Warrants;
WHEREAS, the provisions of the Registration Rights Agreement may be amended or waived at any time by written agreement of the Company and the Stockholders of at least a majority of the Registrable Common Stock (as defined in the Registration Rights Agreement); and
WHEREAS, the Company and the Stockholders of at least a majority of the Registrable Common Stock (as defined in the Registration Rights Agreement) desire to amend the Registration Rights Agreement to provide for such registration rights to the Stockholders with respect to the shares of Common Stock underlying the 2010 Warrants.

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
1. Amendment. The Registration Rights Agreement shall be amended as follows:
(a) The reference to the defined term “Warrants” as set forth in the Recitals to the Registration Rights Agreement shall be replaced with a reference to “2009 Warrants”.
(b) The following definitions shall be added to Section 1 of the Registration Rights Agreement:
“2010 Warrants” shall mean the warrants to purchase 17,647,059 shares of Common Stock of the Company issued pursuant to each Warrant to Purchase Common Stock of VIA Pharmaceuticals, Inc., as dated March 26, 2010.
“Warrants” shall mean both the 2009 Warrants and the 2010 Warrants.
(c) The definition of “Registrable Common Stock” in Section 1 of the Registration Rights Agreement shall be deleted and replaced with the following:
“Registrable Common Stock” means at any time, any of the following owned by any equity holder of the Company party to this Agreement: (i) Common Stock or other equity securities of the Company in which the Common Stock then outstanding shall be reclassified or changed, including by reason of a merger, consolidation, reorganization, recapitalization or statutory conversion; (ii) Common Stock issuable upon exercise of any of the Warrants; and (iii) any equity securities of the Company then outstanding which were issued as, or were issued directly or indirectly upon the conversion, change or exercise of other equity securities issued or issuable as a dividend, stock split, or other distribution with respect or in replacement of any equity securities referred to in (i) or (ii) of this definition; provided, however, that Registrable Common Stock shall not include any shares of Common Stock (A) which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or (B) which, in the opinion of counsel to the Company, are eligible for resale by the Stockholder under Rule 144 without volume or manner-of-sale restrictions.
2. Effective Time and Remainder of Agreement. This Amendment No. 1 to the Registration Rights Agreement shall be effective as of the date hereof and, except as set forth herein, the Registration Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.
3. Miscellaneous.
(a) This Amendment and the rights and duties of the parties shall be governed by the laws of the State of Delaware (without regard to conflicts of laws principles).

2

(b) This Amendment may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
(c) The headings and other captions in this Amendment are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Amendment.
(d) If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Amendment so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
[Signature Pages Follow]

3

IN WITNESS WHEREOF, this Amendment No. 1 to the Second Amended and Restated Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

VIA PHARMACEUTICALS, INC.

By:	/s/ Lawrence K. Cohen Name: Lawrence K. Cohen
Title: President and Chief Executive Officer
[Signature Page to Amendment No. 1 to the Second Amended and Restated Registration Rights Agreement]

BAY CITY CAPITAL FUND IV, L.P.

By:	Bay City Capital Management IV LLC
Its:	General Partner

By:	Bay City Capital LLC, its manager

By:	/s/ Fred Craves Name: Fred Craves
Title: Manager and Managing Director

BAY CITY CAPITAL FUND IV
CO-INVESTMENT FUND, L.P.

By:	Bay City Capital Management IV LLC
Its:	General Partner

By:	Bay City Capital LLC, its manager

By:	/s/ Fred Craves Name: Fred Craves
Title: Manager and Managing Director

[Signature Page to Amendment No. 1 to the Second Amended and Restated Registration Rights Agreement]

/s/ Lawrence K. Cohen

Lawrence Cohen

[Signature Page to Amendment No. 1 to the Second Amended and Restated Registration Rights Agreement]

Exhibit A
STOCKHOLDERS
Name/Address:
Bay City Capital Fund IV, L.P.
Bay City Capital Fund IV Co-Investment Fund, L.P.
     750 Battery Street
     Suite 400
     San Francisco, CA 94111
Thomas Quertermous
     810 Lathrop Drive
     Stanford, CA 94305
Adeoye Olukotun
     125 Hopewell-Wertsville Road
     Hopewell, NJ 08525
Douglass and Kim Given Revocable Trust
     133 Burns Avenue
     Atherton, CA 94027
Lawrence Cohen
     10065 Broadway Terrace
     Oakland, CA 94611
Raymond Tabibiazar
     2150 Sterling Avenue
     Menlo Park, CA 94025